INOVA TECHNOLOGY FORM 8-K
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 22, 2008

INOVA TECHNOLOGY, INC.
(Formerly Edgetech Services. Inc.)
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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280
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(STATE OF              (COMMISSION FILE           (IRS EMPLOYER
INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

233 Wilshire Boulevard, Suite 400, Santa Monica, CA, 90401
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

800 757 9808
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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 1   Entry into a Material Definitive Agreement.

Inova subsidiary, Desert Communications, wins $14 million contract

Inova subsidiary, Desert Communications (“Desert”), has been awarded a $14 million contract to provide IT networking solutions to Fort Worth Independent School District. The contract applies to the fiscal year commencing July 2008 and ending June 2009. Portions of the contract are subject to Erate approval.

Inova is currently preparing an 8K that will include audited financial statements of Desert Communications and pro forma financial statements that present both Desert and Inova combined.

The acquisition of Desert by Inova closed on December 21, 2007. For the year ending December 2006, Desert generated revenue of $13 million and ebitda of $1.8 million.

Desert provides IT services to a customer base that primarily consists of Texas based school districts, local government entities and corporations. Services provided by Desert include IT network and communications services, network design, implementation and maintenance.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: February 22, 2008	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer